EXHIBIT 23.1





                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the K2 Technologies, Inc. 1994 Stock Plan, the K2 Technologies, Inc. 1996 Stock Plan and the K2 Technologies, Inc. 1998 Key Person Stock Option Plan, of our report dated January 15, 1998 with respect to the consolidated financial statements of E. W. Blanch Holdings, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


                                                           /s/ ERNST & YOUNG LLP


Dallas, Texas
September 30, 1998